UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  August 21, 2013

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Helmerich & Payne, Inc. (the “Company”) announced today that Hans Helmerich, the Company’s Chairman and Chief Executive Officer (“CEO”), will retire from the position of CEO as part of a planned succession, after 33 years of distinguished service, 25 of those as CEO.  His retirement will be effective upon the conclusion of the Annual Meeting of Stockholders on March 5, 2014 (“2014 Annual Meeting”). Mr. Helmerich will continue to serve as Chairman of the Board and will provide consulting services to the Company for a three-year period.

The Company also announced that John W. Lindsay, the Company’s current President and Chief Operating Officer, will succeed Mr. Helmerich as CEO effective upon the conclusion of the 2014 Annual Meeting. In addition to the position of CEO, Mr. Lindsay will also continue to serve as the Company’s President.  Mr. Lindsay’s compensation as CEO will be determined at a later date.

Mr. Lindsay, age 52, joined the Company in 1987 as a drilling engineer.  He has since served in various positions in the Company’s drilling operations.  In 2006, Mr. Lindsay was appointed Executive Vice President, U.S. and International Operations for the Company’s wholly-owned subsidiary, Helmerich & Payne International Drilling Co., and in September 2012, was appointed President and Chief Operating Officer of the Company.

A copy of the news release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated August 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: August 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated August 21, 2013